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                                                               Exhibit 10.59



                                VOTING AGREEMENT

         This VOTING AGREEMENT (this "Agreement"), dated as of March 7, 1997, is between and among RONALD E. ROARK, an individual with an office at 1251 Dublin Road, Columbus, Ohio 43215 ("Roark"), TUCKER HOLDING COMPANY, LTD., an Ohio limited liability company with an office at 1251 Dublin Road, Columbus, Ohio 43215 ("Tucker"), and HARBERT EQUITY FUND I, L.L.C., a Georgia limited liability company with an office at One Riverchase Parkway South, Birmingham, Alabama 35244 ("Harbert").

                             W I T N E S S E T H :

                  WHEREAS, Roark and Tucker (collectively, the "Tucker Parties") beneficially own shares of the Common Stock, par value $.01 per share (the "Stock"), of Crown NorthCorp, Inc., a Delaware corporation (the "Company"); and

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, Harbert has acquired shares of the Stock pursuant to that certain Stock Purchase Agreement, dated as of even date herewith, between and among Harbert and the Company (the "Stock Purchase Agreement"); and

                  WHEREAS, Harbert desires that each of the Tucker Parties agrees to vote its shares in accordance with the provisions of this Agreement to more fully effectuate certain provisions of the Stock Purchase Agreement whereby Harbert is entitled to nominate one or more persons for election as a director of the Company for a certain period; and

                  WHEREAS, the Tucker Parties desire that Harbert and its affiliates agrees to vote their shares in accordance with the provisions of this Agreement for the continued election of Ronald E. Roark as a director of the Company for such period;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy, sufficiency, and receipt of which are hereby acknowledged, the parties agree as follows:

         SECTION 1. DEFINED TERMS. Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in the Stock Purchase Agreement.

         SECTION 2. VOTING AGREEMENT OF THE TUCKER PARTIES. During the Corporate Governance Period, each of the Tucker Parties, severally and not jointly, agrees:

                           (a) To vote all shares of securities issued by the
                  Company and entitled to vote in the election of directors ("Voting Securities") beneficially owned by him or it for the election as a director of the Company of such


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                  nominees for election as a director of the Company as Harbert is entitled to designate for nomination as such pursuant to the Stock Purchase Agreement;

                           (b) To cause (x) each of the members of Roark's
                  immediate family, (y) each entity controlled by any Tucker Party, and (z) each trust of which Roark is a grantor (collectively, the "Roark Affiliates"), to vote all Voting Securities beneficially owned by him, her, or it for the election as a director of the Company of such nominees for election as a director of the Company as Harbert is entitled to designate for nomination as such pursuant to the Stock Purchase Agreement;

                           (c) In the event a director of the Company so
                  designated for nomination by Harbert ceases to be a director of the Company for any reason before his or her term as such expires, to vote all shares of Voting Securities beneficially owned by him, her, or it in favor of another individual designated for nomination by Harbert for election as a director of the Company to the extent Harbert is then entitled to designate such other individual for nomination for election as a director of the Company pursuant to the Stock Purchase Agreement; and

                           (d) In the event a director of the Company so
                  designated for nomination by Harbert ceases to be a director of the Company for any reason before his or her term expires, to cause each of the Roark Affiliates to vote all shares of Voting Securities owned by him, her or it in favor of another individual designated for nomination by Harbert for election as a director of the Company to the extent Harbert is then entitled to designate such other individual for nomination for election as a director of the Company pursuant to the Stock Purchase Agreement.

         Notwithstanding the foregoing, however, to the extent that the Tucker Parties and Roark Affiliates collectively do not possess the sole power to vote or direct the voting of any such Voting Securities from time to time (the shares as to which the Tucker Parties and Roark Affiliates do not so possess such voting power being referred to herein as "Non-Exclusive Tucker Shares"), they shall be obligated to use their reasonable best efforts to cause such NonExclusive Tucker Shares to be voted in compliance with the foregoing.

         SECTION 3. VOTING AGREEMENT OF HARBERT. Until the earlier of (i) the expiration of the Corporate Governance Period, and (ii) the occurrence of a Seller Breach (as defined in the Registration Rights Agreement, dated as of the date hereof, between and among the Company and Harbert), Harbert agrees:

                           (a) To vote all shares of Voting Securities
                  beneficially owned by it for the election of Roark as a director of the Company;


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                           (b) To cause each Person controlling it, controlled
                  by it, or under common control with it (collectively, the "Harbert Affiliates") to vote all shares of Voting Securities beneficially owned by him, her, or it for the election of Roark as a director of the Company;

                           (c) In the event that Roark ceases to be a director
                  of the Company for any reason before his term as such expires, to vote all shares of Voting Securities beneficially owned by it in favor of another individual nominated by Roark or, in the event of Roark's death or incapacity, his heirs, legatees, executors, successors, guardians, legal representatives, or administrators, as the case may be, beneficially owning at least 50% of the Voting Securities beneficially owned by Roark immediately prior to his death or incapacity, for election as a director of the Company; and

                           (d) In the event that Roark ceases to be a director
                  of the Company for any reason before his term as such expires, to cause each of the Harbert Affiliates to vote all shares of Voting Securities beneficially owned by him, her, or it in favor of another individual nominated by Roark or, in the event of Roark's death or incapacity, his heirs, legatees, executors, successors, guardians, legal representatives, or administrators, as the case may be, beneficially owning at least 50% of the Voting Securities beneficially owned by Roark immediately prior to his death or incapacity, for election as a director of the Company.

         Notwithstanding the foregoing, however, to the extent that Harbert and the Harbert Affiliates collectively do not possess the sole power to vote or direct the voting of any such Voting Securities from time to time (the shares as to which they do not so possess such voting power being referred to herein as "Non-Exclusive Harbert Shares"), then Harbert shall be obligated to use its reasonable best efforts to cause such Non-Exclusive Harbert Shares to be voted in compliance with the foregoing.

         SECTION 4. TERMINATION. This Agreement shall terminate upon the expiration of the Corporate Governance Period in accordance with the Stock Purchase Agreement.

         SECTION 5. LEGENDS. The Tucker Parties and Harbert will, and the Tucker Parties will cause the Roark Affiliates to, and Harbert will cause the Harbert Affiliates to, deliver certificates representing Voting Securities beneficially owned by them to the Company for imprinting with the following legend (which legend shall be removed, with respect to any of such Voting Securities, upon the earlier of (i) the sale, assignment, or other transfer of such Voting Securities to a Person not subject to the purview of this Agreement, and (ii) the expiration of this Agreement), in each case on or before the date that is the last to occur of (x) 30 days from the date of this Agreement, and (y) their acquisition of beneficial ownership of such Voting
Securities:


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         "The voting securities represented by this certificate are subject to restrictions on voting, as provided in a Voting Agreement, dated as of March 7, 1997, between and among Harbert Equity Fund I, L.L.C., Tucker Holding Company, Ltd., and Ronald E. Roark, a copy of which is on file with the Secretary of the Company."

         Notwithstanding the foregoing, however, Harbert shall be obligated to utilize its reasonable best efforts to cause the beneficial owners of the Non-Exclusive Harbert Shares to comply with this Section 5, and the Tucker Parties shall be obligated to utilize their respective reasonable best efforts to cause the beneficial owners of the Non-Exclusive Tucker Shares to comply with this Section 5.

         SECTION 6. SECRETARY TO RETAIN COPY. A copy of this Agreement shall be filed with the Secretary of the Company.

         SECTION 7. STOCK CHANGES. The provisions of this Agreement shall be deemed to apply equally to any share of Stock or other securities distributed in respect of shares of Stock.

         SECTION 8. FURTHER ACTIONS. At any time and from time to time each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         SECTION 9. AVAILABILITY OF EQUITABLE REMEDIES. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, in addition to any other right or remedy available to him, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

         SECTION 10. MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         SECTION 11. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement or at such other address as the other parties hereto shall have been notified in writing pursuant hereto. Except as otherwise specifically provided in this Agreement, any notice given by certified mail shall be deemed given at the time of certification thereof except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.


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         SECTION 12. WAIVER. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         SECTION 13. BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the corporate parties hereto and the respective assigns, heirs, and personal representatives of the individual parties hereto.

         SECTION 14. NO THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

         SECTION 15. SEPARABILITY. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         SECTION 16. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         SECTION 17. PRONOUNS. Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, as the context requires.

         SECTION 18. COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

         SECTION 19. REPRESENTATIONS AND WARRANTIES OF TUCKER. Tucker hereby represents and warrants to Harbert that:

                                    (i) It is a limited liability company duly
                  organized, validly existing, and in good standing under the laws of the State of Ohio, with full limited liability company power and authority to conduct its business as currently conducted; and


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                                    (ii) Assuming the due authorization,
                  execution, and delivery of this Agreement by the other parties hereto, this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other laws affecting creditors' rights generally and by the availability of equitable remedies.


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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement as of the date first written above.

                                TUCKER HOLDING COMPANY, LTD.

                                By:    /s/
                                    ---------------------------------
                                Name: Ronald E. Roark
                                Title: Managing Member

                                      /s/
                                -------------------------------------
                                RONALD E. ROARK

                                HARBERT EQUITY FUND I, L.L.C.

                                BY: HARBERT MANAGEMENT CORPORATION,
                                             MANAGER

                                         By:      /s/
                                             ---------------------------------
                                         Name: Michael D. Luce
                                         Title: Executive Vice President & CFO